                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the inclusion of our Independent Auditor's Report dated January 23, 1998 regarding the balance sheet of Bank of Los Angeles as of December 31, 1997 and the related statements of operations, changes in shareholder's equity and cash flows for each of the two years in the period ending December 31, 1997, in the Form 10-K filed by Western Bancorp with the Securities and Exchange Commission, and incorporated by reference in the Registration Statement on Form S-4 filed by U.S. Bancorp, and the reference to our firm as experts.


                                          VAVRINEK, TRINE, DAY & CO., LLP


Rancho Cucamonga, CA
August 16, 1999